UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2020

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

8.01     Other Events

Lindblad Expeditions Holdings, Inc. (“Lindblad”) announced today that, as of Monday, March 16, it is suspending all voyages through April 30, 2020 due to the increased global spread of the COVID-19 virus. To date, Lindblad has not had any known cases of COVID-19 aboard any of its ships. CEO, Sven Lindblad, announced this suspension to his clients in a letter that stated, “we anticipate in the coming weeks that the global spread of the virus will negatively affect the ability to safely get to and from our ships no matter how safe we believe them to be” and that Lindblad feels a deep responsibility to its guests and crews. “Travel is, and should be, a joyous experience, including the anticipation before an actual expedition. Worrying about the specter of illness defeats that joy.” While Lindblad’s voyages will be temporarily suspended, Lindblad’s offices will remain open to handle in an orderly way changes in customers’ plans, to get ready to again go about the business of exploring the world, and to keep its employees engaged in order for them to have a livelihood and to be ready when travel once again resumes.

Lindblad also announced that, in light of the global impact of the COVID-19 virus, it is withdrawing its full year 2020 current financial outlook.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

March 13, 2020	By:	/s/ Craig I. Felenstein
Craig I. Felenstein Chief Financial Officer